UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2012

NAUGATUCK VALLEY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	0-54447	01-0969655
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Church Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 720-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information required by this Item is contained in Item 4.02 of this Current Report and is incorporated herein by reference.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 6, 2012, the Board of Directors of Naugatuck Valley Financial Corporation (the “Company”) concluded that the Company’s previously issued consolidated financial statements for the quarters ended March 31, 2012 and June 30, 2012, as contained in the Company’s Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, should no longer be relied upon. The Board of Directors arrived at this conclusion based on the recommendation of the Audit Committee of the Board of Directors.

Following the filing of the Form 10-Q for the quarter ended June 30, 2012, management identified inadvertent mathematical errors in the computations of the allowance for loan and lease losses and the related provision for loan losses for the quarterly periods ended March 31, 2012 and June 30, 2012. Following its review and analysis, and in consultation with the Company’s independent registered public accountants, management and the independent registered public accountants met with the Audit Committee of the Board of Directors on November 2, 2012 to report on these errors. On November 6, 2012, management and the independent registered public accountants met with the Board of Directors and the Board of Directors, at the recommendation of the Audit Committee, determined to restate the financial results for the quarters ended March 31, 2012 and June 30, 2012.

As of the filing date of this Current Report, the Company anticipates the following estimated revisions to its previously reported consolidated financial results at and for the quarter ended March 31, 2012:

•	Increase in the net loss for the quarter ended March 31, 2012 from ($977,000) (($0.15) basic and diluted per common share) to ($2.7 million) (($0.40) basic and diluted per common share).

•	Increase in the provision for loan losses for the quarter ended March 31, 2012 from $2.0 million to $4.5 million.

•	Increase in the allowance for loan losses at March 31, 2012 from $7.2 million to $9.8 million.

•	Decrease in total assets at March 31, 2012 from $572.1 million to $570.4 million.

•	Decrease in total stockholders’ equity at March 31, 2012 from $81.6 million to $79.9 million.

As of the filing date of this Current Report, the Company anticipates the following estimated revisions to its previously reported consolidated financial results at and for the quarter and six months ended June 30, 2012:

•	Increase in the net loss for the six months ended June 30, 2012 from ($1.7 million) (($0.26) basic and diluted per common share) to ($3.4 million) (($0.51) basic and diluted per common share).

•	Increase in the allowance for loan losses at June 30, 2012 from $8.4 million to $11.0 million.

•	Decrease in total assets at June 30, 2012 from $558.0 million to $556.3 million.

•	Decrease in total stockholders’ equity at June 30, 2012 from $80.7 million to $79.0 million.

Following these revisions, the Bank will remain “well-capitalized” under applicable regulatory capital standards at both March 31, 2012 and June 30, 2012.

The Company intends to file amended Forms 10-Q for the quarters ended March 31, 2012 and June 30, 2012 with the Securities and Exchange Commission and amended regulatory reports for those periods with the Federal Reserve Board as soon as practicable. The Bank intends to file amended regulatory reports for the quarters ended March 31, 2012 and June 30, 2012 with the OCC as soon as practicable.

The Company’s Board of Directors has consulted and discussed with Whittlesey & Hadley, P.C., the Company’s independent registered public accountants, the matters disclosed in this Item 4.02.

Item 9.01	Financial Statements and Exhibits.

Not applicable.

Forward-Looking Statements

This Current Report contains certain “forward-looking statements” within the meaning of the federal securities laws. These statements are not historical facts but are based on the Company’s current expectations regarding its expected results and future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions. The Company’s ability to predict future results is inherently uncertain. Factors which could affect actual results include interest rate trends, the general economic climate in the market area in which the Company and the Bank operate, as well as nationwide, the Company’s ability to control costs and expenses, competitive products and pricing, loan delinquency rates and changes in federal and state legislation and regulation. Additional factors that may affect the Company’s results are discussed in the Company’s Annual Report on Form 10-K under “Item 1A. Risk Factors.” These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 13, 2012	NAUGATUCK VALLEY FINANCIAL CORPORATION

	By:	/s/ William C. Calderara
William C. Calderara President and Chief Executive Officer